UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2008

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-16614 (Commission File No.)	91-1261311 (IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)           On February 29, 2008, Poniard Pharmaceuticals, Inc. entered into amended and restated change of control and key executive severance agreements with the following company officers: Jerry McMahon, Chief Executive Officer; Caroline M. Loewy, Chief Financial Officer; Ronald A. Martell, President & Chief Operating Officer; David A. Karlin, Senior Vice President, Clinical Development & Regulatory; Anna L. Wight, Vice President, Legal; and Cheni Kwok, Vice President, Business Development. These agreements amend and replace the existing severance and change of control agreements between the company and the named officers. The amended and restated change of control agreements modify certain benefits payable to the named officers in the circumstances described in those agreements. The amended and restated severance agreements address Internal Revenue Code Section 409A compliance matters and do not otherwise modify the benefits payable to the named officers.

The amended and restated change of control agreements provide each of the named officers with termination compensation if, within two years following a change of control of the company, the officer’s employment with the company or an affiliated company is terminated without cause or the officer terminates his or her employment for good reason. In such case, each officer, other than Dr. McMahon, is entitled to the annual performance bonus (prorated for the number of days served during the year of termination); twelve months of medical and dental insurance benefits; severance pay equal to one times the annual performance bonus and one times annual base salary; and full acceleration of stock option vesting. Dr. McMahon is entitled to the annual performance bonus (prorated for the number of days served during the year of termination); eighteen months of medical and dental insurance benefits; severance pay equal to one times the annual performance bonus and two times annual base salary; and full acceleration of stock option vesting.

A “change of control” is triggered upon the occurrence of certain mergers, consolidations or reorganizations of the company; the liquidation or dissolution of the company or the sale of substantially all of the company’s assets; acquisition of beneficial ownership of 20% or more of the outstanding common stock or voting power of the company by a person or group of related persons, if such acquisition is approved in advance by a majority of the incumbent directors; acquisition of beneficial ownership of 33% or more of the outstanding common stock or voting power of the company by a person or group of related persons, if such acquisition is approved in advance by a majority of the incumbent directors; or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the company’s board of directors. The definitions of “cause” and “good reason” under the change of control agreements are substantially the same as those in the amended and restated executive severance agreements described below. Each amended and restated change of control agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days’ prior written notice of non-renewal, except that Dr. McMahon’s amended and restated change of control agreement has an initial two-year term and renews for successive two-year periods. If a change of control occurs, each agreement automatically renews and runs for a period of two additional years.

The amended and restated key executive severance agreement of Mr. Martell, Ms. Loewy, Dr. Karlin, Ms. Wight and Dr. Kwok each provide that, if the Company terminates the officer’s employment without cause, or if he or she terminates his or her employment for good reason, the officer is entitled to receive a severance payment of 75% of his or her current annual base salary and up to nine months’ medical and dental insurance benefits and, if applicable, reimbursement of excise taxes. Cash severance payments are in the form of salary continuation, payable at normal payroll intervals during the nine months following the date of termination. Each agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives nine months’ prior written notice or non-renewal. Dr. McMahon’s executive severance agreement provides for a severance payment equal to 100% of current annual base salary, payable in the form of salary continuation for one year following the date of termination, up to one year’s medical and dental insurance benefits and, if applicable, reimbursement of excise taxes. Dr. McMahon’s severance agreement runs for an initial term of four years and renews automatically for successive two-year periods unless either party gives 90 days’ prior notice of non-renewal. In all cases, as a condition to receiving any severance payment, each officer must execute a general release of claims against the company in a form satisfactory to the company in its sole discretion. To the extent that severance payments and benefits under the amended and restated change of control agreements described below are payable to an officer, no payments will be made to such officer under his or her severance agreement.

The amended and restated severance agreements define “cause” as: a clear refusal to carry out any of the officer’s material lawful duties; persistent failure to carry out any of the officer’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the officer of a state or federal criminal law involving a crime against the company or any other crime involving moral turpitude; the officer’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the officer; any incident materially compromising the officer’s reputation or ability to represent the company with the public; or any other material violation of the agreement after notice and an opportunity to cure. “Good reason” includes a reduction of the officer’s annual salary below the level in effect on the date of the agreement, regardless of any change in the officer’s duties; the assignment of the officer to any duties inconsistent with or resulting in a diminution of the officer’s position, duties or responsibilities (excluding actions of the company not taken in bad faith and promptly remedied); requiring the officer to be based at any office or location more than a designated number of miles from the city in which the officer currently is employed; the company’s failure to properly assign the agreement to a successor; or any other material violation of any provision of the agreement after notice and an opportunity to cure.

Copies of the amended and restated change of control agreements and the amended and restated key employee severance agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2008.

Item 2 — Financial Information

Item 2.02.                                          Results of Operations and Financial Condition.

The Company issued a press release dated February 28, 2008, announcing the financial results for the quarter and year ended December 31, 2007. The full text of the press release is set forth in Exhibit 99.1 attached hereto. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The information in this Item 2.02 and attached Exhibit 99.1 to this report will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01.                                          Financial Statements and Exhibits.

                                                (d)           Exhibits

Exhibit 99.1                                                                               Press release dated February 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: March 3, 2008	By:	/s/Anna Lewak Wight
Anna Lewak Wight
Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 28, 2008